Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2024 relating to the consolidated financial statements of Big Tree Cloud Holdings Limited, appearing in the Annual Report on Form 20-F of Big Tree Cloud Holdings Limited, for the year ended June 30, 2024.

/s/ Audit Alliance LLP

Singapore

January 24, 2025